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                            JOHN OSTLER; M.Sc., P.Geo
                              Consulting Geologist
                          Vancouver, British Columbia,
                                     Canada



PRINCETON  VENTURES,  INC.
Vancouver,  British  Columbia
Canada


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated June 30, 2001 entitled "The Merry Property" in the amended Form SB-2 Registration Statement to be filed by Princeton Ventures, Inc. with the United States Securities and Exchange Commission.




Dated  the  26th  day  of  February,  2002





/s/ John  Ostler                 /s/ professional
--------------------------------     Province
John  Ostler                             of
Consulting  Geologist              John D. Ostler
                                   British Columbia
                                    Geoscientist